Exhibit 99.1

SiriusXM Reports Third Quarter 2024 Operating and Financial Results

•Total Revenue of $2.17 Billion
•Net Loss of $2.96 Billion, the Product of Non-Cash Impairment Charge Associated with Liberty Media Transaction
•Adjusted EBITDA of $693 Million, a 32% Margin
•Free Cash Flow of $93 Million, Impacted by Transaction-Related Expenses
•SiriusXM Self-Pay Net Subscriber Additions of 14,000 in the Third Quarter
•SiriusXM Reduces Full-Year 2024 Revenue Guidance; Reaffirms Adjusted EBITDA and Free Cash Flow Guidance

NEW YORK – October 31, 2024 – SiriusXM today announced its third quarter 2024 financial results, reporting total revenue of $2.17 billion, a 4% decline compared to the same period in 2023. The company reported a net loss of $2.96 billion. Prior to the close of the transaction, Liberty completed an assessment of the fair value of the company’s goodwill based on a sustained lower share price, as SiriusXM’s share price converged with those of the Liberty tracking stocks heading into the closing. As a result, a non-cash impairment charge of approximately $3.36 billion was recorded. This non-cash charge does not impact the company’s cash flow, ongoing operations, or liquidity. Earnings per common diluted share were ($8.74) for the third quarter of 2024, compared to $0.82 in the third quarter of 2023.

SiriusXM reported adjusted EBITDA of $693 million, representing a 7% decline year-over-year. This decrease in adjusted EBITDA was mainly due to lower subscriber revenue, partially offset by lower costs of services, personnel-related costs, and general and administrative expenses. The company maintained a relatively stable adjusted EBITDA margin of 32%.

"We made significant progress during the third quarter in transforming SiriusXM, highlighted by the completion of our transaction with Liberty Media. We are leveraging the strengths of our scaled audiences and strong business model to position for long-term growth and create value for our investors," said Jennifer Witz, Chief Executive Officer. "With a clear path forward that taps into both our subscription and advertising expertise, combined with our unique position in the media and entertainment industry, we are well-positioned to deliver the audio experiences audiences crave through an innovative platform with an expanded set of packages."

“This quarter marked a significant milestone for SiriusXM as we completed our transition to an independent company. We are focused on executing our long-term strategy of strengthening our subscription business, enhancing our advertising offerings, and optimizing costs as we reinvest in the business. We saw promising growth in self-pay subscribers, with 14,000 net additions, and a 6% increase in podcast advertising revenue, which highlights the potential for further expansion. Adjusted EBITDA for the quarter came in at $693 million with a strong margin of 32%, underscoring our disciplined financial management," said Tom Barry, Chief Financial Officer. "We are adjusting full-year revenue guidance to $8.675 billion due to softer second-half ad revenue but remain on track to generate approximately $2.7 billion in adjusted EBITDA and $1 billion in free cash flow in 2024."

SEGMENT HIGHLIGHTS
Sirius XM Holdings operates two complementary audio entertainment businesses — one of which is referred to as “SiriusXM” and the second of which is referred to as “Pandora and Off-Platform.” Further information regarding these two segments will be contained in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The financial highlights below exclude the impact of share-based payment expense.

SiriusXM Third Quarter 2024 Segment Highlights
SiriusXM Total Subscribers of 33 Million
SiriusXM added approximately 14,000 self-pay subscribers in the third quarter of 2024, reflecting a year-over-year improvement primarily driven by lower churn. Paid promotional subscribers decreased by 114,000 as certain automakers transitioned to unpaid or shorter-term paid promotional plans. Self-pay subscriber churn finished the 2024 quarter at 1.6%, consistent with the third quarter of 2023. The SiriusXM trial funnel stood at approximately 7.3 million at the end of the third quarter of 2024, down slightly from 7.4 million at the end of the second quarter of 2024 and 7.5 million in the third quarter of 2023.

SiriusXM Revenue of $1.6 Billion
SiriusXM reported total revenue of $1.6 billion for the third quarter of 2024, a 5% decline year-over-year. This decrease was primarily driven by a smaller average base of self-pay subscribers and a $0.53 drop in average revenue per user (ARPU), bringing ARPU to $15.16. The decline in ARPU resulted from a higher proportion of subscribers on self-pay promotional and streaming-only plans.

SiriusXM Gross Profit of $969 Million and Gross Margin of 60%
Total cost of services at SiriusXM decreased by 2% to $658 million for the third quarter of 2024 compared to the corresponding quarter in 2023. Gross profit at SiriusXM totaled $969 million, a decrease of 7% compared to the 2023 period, producing a gross margin of 60%, one percentage point lower than the prior year period.

Business and Programming Highlights
In the third quarter, SiriusXM continued to innovate across its content, technology, and pricing strategies. In podcasting, the company kicked off its agreement with SmartLess Media and signed a new deal with Unwell, home of the popular “Call Her Daddy” podcast with Alex Cooper. These moves strengthen the company’s advertising offerings and create new, exclusive programming within its subscription service. To further enhance the podcast experience, SiriusXM also rolled out in-app improvements aimed at increasing on-demand listenership.

With both the election cycle and football season kicking into high gear, SiriusXM expanded its political and sports content, adding high-profile sports commentators like former coaches Jimbo Fisher and Bill Belichick, along with new political shows from former UN Ambassador Nikki Haley and rising Gen Z voice Dylan Douglas. This diverse lineup appeals to a broad audience and highlights the power of live and timely audio on SiriusXM.

During the third quarter, SiriusXM introduced a new seamless app download feature for in-car subscribers, enabling them to easily sign in to and use the streaming app to access even more content wherever they go. The company also unveiled a new approach for automakers to present SiriusXM to their customers, allowing multiple brands including Toyota to offer a three-year SiriusXM subscription with the purchase of select new vehicles, delivering added value to new car dealers and buyers.

Pandora and Off-Platform Third Quarter 2024 Segment Highlights

Pandora and Off-Platform Self-Pay Subscribers of 5.9 Million
Self-pay subscribers of the Pandora Plus and Pandora Premium services decreased by 76,000 during the third quarter of 2024 to end the period at 5.9 million. The decrease was driven by a decline in trial starts and lower retention due to price increases on certain self-pay plans.

Pandora and Off-Platform Revenue of $544 Million
Pandora and Off-Platform revenue totaled $544 million in the third quarter of 2024, a decrease of 1%, or $6 million, from $550 million in the same period of 2023. Advertising revenue in the segment reached $409 million, reflecting a 2% decline from the $418 million recorded in the prior year period and a 2% increase compared to the second quarter of 2024. Subscriber revenue reached $135 million in the 2024 third quarter, a 2% year-over-year increase.

Pandora and Off-Platform Gross Profit of $187 Million
Total cost of services were $357 million in the third quarter of 2024, a 4% decrease compared to $370 million in the same period of 2023. This led to a gross profit of $187 million for the Pandora and Off-Platform segment in the third quarter of 2024, a 4% increase from the previous year, resulting in a gross margin of 34%, up by 1 percentage point from the prior year period.

ADDITIONAL FINANCIAL HIGHLIGHTS

Subscriber acquisition costs increased to $90 million in the third quarter of 2024 up from $87 million in the corresponding 2023 quarter. Sales and marketing expenses dropped 8% to $206 million, down from $224 million in the same period in 2023. Engineering, design, and development costs fell 7% in the third quarter of 2024 to $57 million, while general and administrative expenses decreased 5% in the quarter to $113 million. The company remains on track to achieve $200 million in cost savings for the full year 2024 through continued optimization and consolidation efforts.

Following the close of the Liberty transaction, the company revised its guidance for free cash flow to approximately $1 billion. This adjustment incorporates an additional $215 million in full year transaction-related cash costs, which includes transaction fees, legacy Liberty Sirius XM operating and interest expenses, and post-close interest costs. Of this amount, approximately $180 million had been paid by September 30, 2024, with an additional $35 million expected to be paid in the fourth quarter of 2024.

In the third quarter of 2024, SiriusXM generated $93 million in free cash flow, a decline from the prior year, driven by approximately $72 million in Liberty Media transaction-related costs, lower cash receipts, higher programming payments, and higher capital expenditures. These factors were partially offset by reduced cash taxes.

2024 FULL-YEAR FINANCIAL GUIDANCE

The company reduced its full-year 2024 guidance for revenue, and reiterated its guidance for adjusted EBITDA, and free cash flow as follows:
• Total revenue of approximately $8.675 billion,
• Adjusted EBITDA of approximately $2.7 billion, and
• Free cash flow of approximately $1 billion.

THIRD QUARTER 2024 RESULTS

SIRIUS XM HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Revenue:
Subscriber revenue	$1,645	$1,729	$4,983	$5,146
Advertising revenue	450	460	1,295	1,278
Equipment revenue	43	49	140	142
Other revenue	33	33	93	99
Total revenue	2,171	2,271	6,511	6,665
Operating expenses:
Cost of services:
Revenue share and royalties	707	731	2,118	2,162
Programming and content	150	153	456	456
Customer service and billing	110	116	335	363
Transmission	57	54	172	153
Cost of equipment	2	3	7	10
Subscriber acquisition costs	90	87	272	270
Sales and marketing	217	237	675	680
Engineering, design and development	68	72	224	234
General and administrative	138	139	378	468
Depreciation and amortization	145	145	455	460
Impairment, restructuring and other costs	3,388	6	3,441	56
Total operating expenses	5,072	1,743	8,533	5,312
(Loss) income from operations	(2,901)	528	(2,022)	1,353
Other income (expense), net
Interest expense	(124)	(134)	(379)	(404)
Gain on extinguishment of debt	—	27	—	27
Other income (expense), net	28	(51)	142	(17)
Total other expense	(96)	(158)	(237)	(394)
(Loss) income before income taxes	(2,997)	370	(2,259)	959
Income tax benefit (expense)	39	(79)	(103)	(199)
Net (loss) income	$(2,958)	$291	$(2,362)	$760
Net (loss) income per common share:
Basic	$(8.74)	$0.86	$(7.01)	$2.24
Diluted	$(8.74)	$0.82	$(7.01)	$2.12
Weighted average common shares outstanding:
Basic	339	337	337	339
Diluted	339	360	337	360
Dividends declared per common share	$0.266	$0.242	$0.798	$0.726

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(in millions, except per share data)	September 30, 2024	December 31, 2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$127	$306
Receivables, net	668	709
Related party current assets	24	36
Prepaid expenses and other current assets	314	310
Total current assets	1,133	1,361
Property and equipment, net	2,013	1,791
FCC licenses	8,600	8,600
Other intangible assets, net	1,610	1,710
Goodwill	12,390	15,209
Equity method investments	1,079	715
Other long-term assets	658	670
Total assets	$27,483	$30,056
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,172	$1,303
Accrued interest	77	174
Current portion of deferred revenue	1,088	1,195
Current maturities of debt, including $583 and $574 measured at fair value, respectively (Note 11)	589	1,079
Other current liabilities	47	192
Related party current liabilities	88	8
Total current liabilities	3,061	3,951
Long-term deferred revenue	82	88
Long-term debt, including $590 and $688 measured at fair value, respectively (Note 11)	10,137	10,073
Deferred tax liabilities	2,238	2,414
Other long-term liabilities	1,106	428
Total liabilities	16,624	16,954
Equity:
Common stock, par value $0.001 per share; 900 shares authorized; 339 and zero shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Former Parent's investment	—	(5,284)
Accumulated other comprehensive (loss) income, net of tax	(30)	7
Retained earnings	10,889	15,353
Total stockholders' equity/Former Parent's investment	10,859	10,076
Non-controlling interests	—	3,026
Total equity	10,859	13,102
Total liabilities and equity	$27,483	$30,056

SIRIUS XM HOLDINGS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
(in millions)	2024	2023
Cash flows from operating activities:
Net income	$(2,362)	$760
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	455	460
Non-cash impairment and restructuring costs	3,355	21
Non-cash interest expense, net of amortization of premium	20	11
Unrealized gains on intergroup interests, net	—	(68)
Realized and unrealized (gains) losses on financial instruments, net	(122)	86
Gain on extinguishment of debt	—	(27)
Share of losses of equity method investments, net	89	10
Share-based payment expense	154	151
Deferred income tax benefit	(176)	(63)
Amortization of right-of-use assets	33	35
Other charges, net	28	31
Changes in operating assets and liabilities:
Receivables and other assets	(157)	(61)
Deferred revenue	(113)	(81)
Payables and other liabilities	(142)	36
Net cash provided by operating activities	1,062	1,301
Cash flows from investing activities:
Additions to property and equipment	(563)	(521)
Other investing activities, net	(229)	(44)
Net cash used in investing activities	(792)	(565)
Cash flows from financing activities:
Taxes paid from net share settlements for stock-based compensation	(39)	(52)
Revolving credit facility borrowings	1,841	1,670
Revolving credit facility repayments	(1,593)	(1,615)
Proceeds from long-term borrowings, net of costs	610	931
Repayments of long-term borrowings	(1,204)	(1,691)
Settlement of intergroup interests	—	273
Common stock repurchased and retired	—	(274)
Dividends paid	(51)	(48)
Other financing activities	(14)	35
Net cash used in financing activities	(450)	(771)
Net decrease in cash, cash equivalents and restricted cash	(180)	(35)
Cash, cash equivalents and restricted cash at beginning of period (1)	315	370
Cash, cash equivalents and restricted cash at end of period (1)	$135	$335
(1)The following table reconciles cash, cash equivalents and restricted cash per the statement of cash flows to the balance sheet. The restricted cash balances are primarily due to letters of credit which have been issued to the landlords of leased office space. The terms of the letters of credit primarily extend beyond one year.

	As of September 30,
(in millions)	2024	2023
Cash and cash equivalents	$127	$327
Restricted cash included in Other long-term assets	8	8
Total cash, cash equivalents and restricted cash at end of period	$135	$335

Unaudited Results
Set forth below are our results of operations for the three and nine months ended September 30, 2024 compared with the three and nine months ended September 30, 2023. Legal settlements and reserves and share-based payment expense have been excluded from cost of services line items and presented as their own line items in the table below, as this is consistent with how the segments are evaluated on a regular basis.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		2024 vs 2023 Change
					Three Months		Nine Months
(in millions)	2024	2023	2024	2023	Amount	%	Amount	%
Revenue
Sirius XM:
Subscriber revenue	$1,510	$1,597	$4,576	$4,757	$(87)	(5)%	$(181)	(4)%
Advertising revenue	41	42	124	126	(1)	(2)%	(2)	(2)%
Equipment revenue	43	49	140	142	(6)	(12)%	(2)	(1)%
Other revenue	33	33	93	99	—	—%	(6)	(6)%
Total Sirius XM revenue	1,627	1,721	4,933	5,124	(94)	(5)%	(191)	(4)%
Pandora and Off-platform:
Subscriber revenue	135	132	407	389	3	2%	18	5%
Advertising revenue	409	418	1,171	1,152	(9)	(2)%	19	2%
Total Pandora and Off-platform revenue	544	550	1,578	1,541	(6)	(1)%	37	2%
Total revenue	2,171	2,271	6,511	6,665	(100)	(4)%	(154)	(2)%
Cost of services
Sirius XM:
Revenue share and royalties	390	406	1,176	1,201	(16)	(4)%	(25)	(2)%
Programming and content	129	127	388	384	2	2%	4	1%
Customer service and billing	90	95	272	296	(5)	(5)%	(24)	(8)%
Transmission	47	43	144	123	4	9%	21	17%
Cost of equipment	2	3	7	10	(1)	(33)%	(3)	(30)%
Total Sirius XM cost of services	658	674	1,987	2,014	(16)	(2)%	(27)	(1)%
Pandora and Off-platform:
Revenue share and royalties	317	325	942	961	(8)	(2)%	(19)	(2)%
Programming and content	12	16	42	47	(4)	(25)%	(5)	(11)%
Customer service and billing	19	20	59	63	(1)	(5)%	(4)	(6)%
Transmission	9	9	24	26	—	—%	(2)	(8)%
Total Pandora and Off-platform cost of services	357	370	1,067	1,097	(13)	(4)%	(30)	(3)%
Total cost of services	1,015	1,044	3,054	3,111	(29)	(3)%	(57)	(2)%
Subscriber acquisition costs	90	87	272	270	3	3%	2	1%
Sales and marketing	206	224	641	647	(18)	(8)%	(6)	(1)%
Engineering, design and development	57	61	190	201	(4)	(7)%	(11)	(5)%
General and administrative	113	119	326	392	(6)	(5)%	(66)	(17)%
Depreciation and amortization	145	145	455	460	—	—%	(5)	(1)%
Impairment, restructuring and other costs	3,388	6	3,441	56	3,382	56367%	3,385	6045%
Legal settlements and reserves	—	—	—	24	—	nm	(24)	(100)%
Share-based payment expense (1)	58	57	154	151	1	2%	3	2%
Total operating expenses	5,072	1,743	8,533	5,312	3,329	191%	3,221	61%
Income (loss) from operations	(2,901)	528	(2,022)	1,353	(3,429)	(649)%	(3,375)	(249)%
Other income (expense), net
Interest expense	(124)	(134)	(379)	(404)	(10)	(7)%	(25)	(6)%
Gain on extinguishment of debt	—	27	—	27	(27)	(100)%	(27)	nm
Other income (expense), net	28	(51)	142	(17)	79	(155)%	(159)	(935)%
Total other expense	(96)	(158)	(237)	(394)	(62)	(39)%	(157)	(40)%
Income (loss) before income taxes	(2,997)	370	(2,259)	959	(3,367)	(910)%	(3,218)	(336)%
Income tax benefit (expense)	39	(79)	(103)	(199)	(118)	(149)%	(96)	(48)%
Net (loss) income	$(2,958)	$291	$(2,362)	$760	$(3,249)	(1116)%	$(3,122)	(411)%

Adjusted EBITDA	$693	$747	$2,043	$2,075	$(54)	(7)%	$(32)	(2)%

Gross Profit - Sirius XM	$969	$1,047	$2,946	$3,110	$(78)	(7)%	$(164)	(5)%
Gross Margin % - Sirius XM	60%	61%	60%	61%	(1)%	(2)%	(1)%	(2)%
Gross Profit - Pandora and Off-platform	$187	$180	$511	$444	$7	4%	$67	15%
Gross Margin % - Pandora and Off-platform	34%	33%	32%	29%	1%	3%	3%	10%

nm - not meaningful

(1)    Allocation of share-based payment expense:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Programming and content - Sirius XM	$8	$9	$24	$23
Customer service and billing - Sirius XM	1	1	4	4
Transmission - Sirius XM	1	1	3	3
Programming and content - Pandora and Off-platform	1	1	2	2
Transmission - Pandora and Off-platform	—	1	1	1
Sales and marketing	11	13	34	33
Engineering, design and development	11	11	34	33
General and administrative	25	20	52	52
Total share-based payment expense	$58	$57	$154	$151

Key Financial and Operating Metrics

A full glossary defining our key financial and operating metrics can be found in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
Subscribers and subscription related revenues and expenses associated with our connected vehicle services and Sirius XM Canada are not included in Sirius XM's subscriber count or subscriber-based operating metrics. Subscribers to the Cloud Cover music programming service are now included in Pandora's subscriber count.
Set forth below are our subscriber balances as of September 30, 2024 compared to September 30, 2023:

	As of September 30,		2024 vs 2023 Change
(subscribers in thousands)	2024	2023	Amount	%
Sirius XM
Self-pay subscribers	31,497	31,811	(314)	(1)%
Paid promotional subscribers	1,659	2,158	(499)	(23)%
Ending subscribers	33,156	33,969	(813)	(2)%
Sirius XM Canada subscribers	2,559	2,661	(102)	(4)%

Pandora and Off-platform
Monthly active users - all services	43,721	46,500	(2,779)	(6)%
Self-pay subscribers (1)	5,875	6,160	(285)	(5)%
(1)    Pandora Self-pay subscribers includes Cloud Cover subscribers of 55 and 43 as of September 30, 2024 and 2023, respectively.

The following table contains our Non-GAAP financial and operating performance measures which are based on our adjusted results of operations for the three and nine months ended September 30, 2024 and 2023:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		2024 vs 2023 Change
					Three Months		Nine Months
(subscribers in thousands)	2024	2023	2024	2023	Amount	%	Amount	%
Sirius XM
Self-pay subscribers	14	(96)	(445)	(575)	110	115%	130	23%
Paid promotional subscribers	(114)	2	(274)	239	(116)	nm	(513)	(215)%
Net additions	(100)	(94)	(719)	(336)	(6)	(6)%	(383)	(114)%
Weighted average number of subscribers	33,212	34,000	33,350	34,044	(788)	(2)%	(694)	(2)%
Average self-pay monthly churn	1.6%	1.6%	1.6%	1.6%	—%	—%	—%	—%
ARPU (1)	$15.16	$15.69	$15.25	$15.54	$(0.53)	(3)%	$(0.29)	(2)%
SAC, per installation	$14.67	$12.46	$13.65	$13.53	$2.21	18%	$0.12	1%

Pandora and Off-platform
Self-pay subscribers (2)	(76)	(110)	(178)	(92)	34	31%	(86)	(93)%
Net additions	(76)	(110)	(178)	(92)	34	31%	(86)	(93)%
Weighted average number of subscribers	5,917	6,188	5,953	6,195	(271)	(4)%	(242)	(4)%
Ad supported listener hours (in billions)	2.47	2.64	7.55	7.95	(0.17)	(7)%	(0.40)	(5)%
Advertising revenue per thousand listener hours (RPM)	$104.50	$104.33	$98.12	$95.61	$0.17	—%	$2.51	3%

Total Company
Adjusted EBITDA	$693	$747	$2,043	$2,075	$(54)	(7)%	$(32)	(2)%
Free cash flow	$93	$258	$499	$780	$(165)	(64)%	$(281)	(36)%

nm - not meaningful

(1)    ARPU for Sirius XM excludes subscriber revenue from our connected vehicle services of $41 and $39 for the three months ended September 30, 2024 and 2023, respectively, and $122 and $121 for the nine months ended September 30, 2024 and 2023, respectively.
(2) Pandora and Off-platform self-pay subscriber net additions includes Cloud Cover net additions of 3 and 2 for the three months ended September 30, 2024 and 2023, respectively, and 10 and 6 for the nine months ended September 30, 2024 and 2023, respectively.

Reconciliation from GAAP Net income to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income:	$(2,958)	$291	$(2,362)	$760
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves	—	—	—	24
Former Parent operating costs	3	11	15	31
Impairment, restructuring and other costs	3,388	6	3,441	56
Share-based payment expense	58	57	154	151
Depreciation and amortization	145	145	455	460
Interest expense	124	134	379	404
Gain on extinguishment of debt	—	(27)	—	(27)
Other (income) expense, net	(28)	51	(142)	17
Income tax (benefit) expense	(39)	79	103	199
Adjusted EBITDA	$693	$747	$2,043	$2,075

Reconciliation of Free Cash Flow:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Cash Flow information
Net cash provided by operating activities	$309	$444	$1,062	$1,301
Net cash used in investing activities	(242)	(188)	(792)	(565)
Net cash used in financing activities	(136)	(240)	(450)	(771)
Free Cash Flow
Net cash provided by operating activities	309	444	1,062	1,301
Additions to property and equipment	(216)	(187)	(563)	(521)
Sales (purchases) of other investments	—	1	—	—
Free cash flow(1)	$93	$258	$499	$780

Reconciliation of SAC, per installation:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Subscriber acquisition costs, excluding connected vehicle services	$90	$87	$272	$270
Less: margin from sales of radios and accessories, excluding connected vehicle services	(41)	(46)	(133)	(132)
	$49	$41	$139	$138
Installations (in thousands)	3,292	3,313	10,187	10,214
SAC, per installation (a)	$14.67	$12.46	$13.65	$13.53
(a)    Amounts may not recalculate due to rounding.

About Sirius XM Holdings Inc
SiriusXM is the leading audio entertainment company in North America with a portfolio of audio businesses including its flagship subscription entertainment service SiriusXM; the ad-supported and premium music streaming services of Pandora; an expansive podcast network; and a suite of business and advertising solutions. Reaching a combined monthly audience of approximately 150 million listeners, SiriusXM offers a broad range of content for listeners everywhere they tune in with a diverse mix of live, on-demand, and curated programming across music, talk, news, and sports. For more about SiriusXM, please go to: www.siriusxm.com.
This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "believe," "intend," "plan," "projection," "outlook" or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.
The following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: Risks Relating to our Business and Operations: We face substantial competition and that competition is likely to increase over time; if our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected; we engage in extensive marketing efforts and the continued effectiveness of those efforts is an important part of our business; we rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business; we are migrating our billing system and payment processing function to a new service provider; failure to successfully monetize and generate revenues from podcasts and other non-music content could adversely affect our business, operating results, and financial condition; we may not realize the benefits of acquisitions or other strategic investments and initiatives; the impact of economic conditions may adversely affect our business, operating results, and financial condition; and we may be adversely affected by the war in Ukraine. Risks Relating to our Sirius XM Business: A substantial number of our Sirius XM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers; our ability to profitably attract and retain subscribers to our Sirius XM service is uncertain; our business depends in part upon the auto industry; failure of our satellites would significantly damage our business; and our Sirius XM service may experience harmful interference from wireless operations. Risks Relating to our Pandora and Off-platform Business: Our Pandora ad-supported business has suffered a substantial and consistent loss of monthly active users, which may adversely affect our Pandora and Off-platform business; our Pandora and Off-platform business generates a significant portion of its revenues from advertising, and reduced spending by advertisers could harm our business; our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business; if we are unable to maintain revenue growth from our advertising products our results of operations will be adversely affected; changes to mobile operating systems and browsers may hinder our ability to sell advertising and market our services; and if we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners. Risks Relating to Laws and Governmental Regulations: Privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities; consumer protection laws and our failure to comply with them could damage our business; failure to comply with FCC requirements could damage our business; environmental, social and governance expectations and related reporting obligations may expose us to potential liabilities, increased costs, reputational harm, and other adverse effects; and we may face lawsuits, incur liability or suffer reputational harm as a result of content published or made available through our services. Risks Associated with Data and Cybersecurity and the Protection of Consumer Information: If we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer; we use artificial intelligence in our business, and challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability and adversely affect our results of operations; and interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business. Risks Associated with Certain Intellectual Property Rights: The market for music rights is changing and is subject to significant uncertainties; our Pandora services depend upon maintaining complex licenses with copyright owners, and these licenses contain onerous terms; failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results; some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses; and rapid technological and industry changes and new entrants could adversely impact our services. Other Operational Risks: If we are unable to attract and retain qualified personnel, our business could be harmed; our facilities could be damaged by natural catastrophes or terrorist activities; the unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition; we may be exposed to liabilities that other entertainment service providers would not customarily be subject to; and our business and prospects depend on the strength of our brands. Risks Related to the Transactions: We may have a significant indemnity obligation to Liberty Media, which is not limited in amount or subject to any cap, if the transactions associated with the Split-Off are treated as a taxable transaction; we may determine to forgo certain transactions that might otherwise be advantageous in order to avoid the risk of incurring significant tax-related liabilities; we may not realize the potential benefits from the Transactions in the near term or at all; we have assumed and are responsible for all of the liabilities attributed to the Liberty SiriusXM Group as a result of the completion of the Transactions, and acquired the assets of SplitCo on an “as is, where is” basis; we may be a target of securities class action and derivative lawsuits in connection with the Transactions; it may be difficult for a third party to acquire us, even if doing so may be beneficial to our stockholders; we have overlapping directors with Liberty Media, which may lead to conflicting interests; our directors and officers are protected from liability for a broad range of actions; our holding company structure could restrict access to funds of its subsidiaries that may be needed to pay third party obligations; on a standalone basis and on a consolidated basis, we have significant indebtedness, and our subsidiaries’ debt contains certain covenants that restrict its operations; and our ability to incur additional indebtedness to fund our operations could be limited, which could negatively impact its operations. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in the prospectus filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2024, which forms part of Liberty Sirius XM Holdings Inc.'s Registration Statement on Form S-4 (File No. 333-276758) and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Source: SiriusXM

Contact for SiriusXM:

Investor contact:
Hooper Stevens
212.901.6718
Hooper.Stevens@siriusxm.com

Natalie Diana Candela
212.901.6672
Natalie.Candela@siriusxm.com

Media contact:
Maggie Mitchell
212.584.5100
Maggie.Mitchell@siriusxm.com